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                                                                       EXHIBIT 8




            [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]




                                        June 12, 1997



CMS Energy Corporation
CMS Energy Trust I
c/o CMS Energy Corporation
Fairlane Plaza South
330 Town Center Drive, Suite 1100
Dearborn, MI 48126

                          Re:     Registration Statement on Form S-3
                                  Registration No. 333-27849

Ladies and Gentlemen:

                 We have acted as special tax counsel to CMS Energy Corporation, a corporation organized under the laws of the State of Michigan (the "Company"), and CMS Energy Trust I, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), in connection with above-captioned registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering (i) Convertible Quarterly Income Preferred Securities representing undivided beneficial interests in the assets of the Trust (the "Preferred Securities") and (ii) Convertible Subordinated Debentures issued by the Company to the Trust in connection with the sale of the Preferred Securities (the "Debentures"), as described in the form of Prospectus Supplement included as an exhibit to such Registration Statement (the "Prospectus Supplement").
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CMS Energy Corporation
CMS Energy Trust I
June 12, 1997
Page 2


                 In rendering our opinion, we have participated in the preparation of the Registration Statement and the Prospectus Supplement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the Registration Statement, the Prospectus Supplement and certain other documents and the statements and representations made by officers of the Company. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that the transactions related to the issuance of the Preferred Securities and the Debentures will be consummated in the manner contemplated by the Registration Statement and the Prospectus Supplement.

                 In rendering our opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                 Based solely upon the foregoing, we are of the opinion that under current United States federal income tax law:

         (1) The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

         (2) Although the discussion set forth in the Prospectus Supplement under the heading "UNITED STATES FEDERAL INCOME
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CMS Energy Corporation
CMS Energy Trust I
June 12, 1997
Page 3


                 TAXATION" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities.

                 Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the issuance of the Debentures or the Preferred Securities or of any transaction related to or contemplated by such issuance. This opinion is furnished to you solely for your benefit in connection with the offering of the Preferred Securities and the Debentures and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior written consent. We consent to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. We hereby consent to the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,



                                        SKADDEN, ARPS, SLATE,
                                           MEAGHER & FLOM LLP